Exhibit 99.1

News Release—February 24, 2011

U-STORE-IT SAME-STORE REVENUE GROWS 3.2%

REPORTS FOURTH QUARTER AND ANNUAL 2010 RESULTS

PROVIDES 2011 EARNINGS GUIDANCE

WAYNE, PA — (MARKET WIRE) — February 24, 2011 — U-Store-It Trust (NYSE: YSI) announced its operating results for the three months and year ended December 31, 2010.

U-Store-It Chief Executive Officer Dean Jernigan said, “We are pleased with our overall performance in 2010 as challenging economic conditions allowed us to demonstrate the strength of our operating platform and the resiliency of the storage sector.  We ended 2010 with two consecutive quarters of same-store portfolio growth over prior year levels in key operating metrics including revenue, occupancy and net operating income.”

“The year was also highlighted by strong execution in our acquisition and disposition efforts.  We invested $87.1 million through the acquisition of 12 class A facilities in our core growth markets and raised $38.1 million through the disposition of 16 properties in lower barrier to entry markets,” continued Mr. Jernigan.  “We expect to continue this momentum into 2011 as our strategic objectives are to grow our cash flow by increasing same-store net operating income, continue to improve the quality of our portfolio through acquisitions in targeted growth markets and selective dispositions, and to position our balance sheet for an investment grade credit rating.”

Key Metrics for the Quarter and Year Ended December 31, 2010

•                  Funds from Operations (“FFO”)

•                  4th quarter - FFO of $0.15 per share for the 4th quarter of 2010, representing 15% growth compared to $0.13 per share reported for the 4th quarter of 2009.

•                  Full year — FFO of $0.51 per share for 2010 compared to $0.73 per share for 2009.

•                  Weighted Average Shares and Units Outstanding

•                  4th quarter - Weighted average shares and units outstanding were 102.5 million and 98.5 million for the 4th quarter of 2010 and 2009, respectively.

•                  Full year — Weighted average shares and units outstanding were 100.0 million for 2010 compared to 76.6 million for 2009.

•                  Same-store Revenue (348 same-store facilities)

•                  4th quarter - Same-store total revenue increased 3.2% in the 4th quarter of 2010 compared to the 4th quarter of 2009.

•                  Full year - Same-store total revenue increased 0.3% from 2009 to 2010.

•                  Same-store Property Operating Expenses

•                  4th quarter - Same-store property operating expenses increased 1.8% compared to the fourth quarter of 2009.

•                  4th quarter — Same-store property operating expenses excluding property tax expense decreased 3.3% when compared to the fourth quarter of 2009.

•                  Full year - Same-store property operating expenses decreased 0.8% from 2009 to 2010.

•                  Same-store Net Operating Income (“NOI”)

•                  4th quarter - Same-store NOI increased 4.1% from the fourth quarter of 2009.

•                  Full year - Same-store NOI increased 1.0% from 2009.

•                  Realized Annual Rent

•                  4th quarter - Same-store realized annual rent per occupied square foot increased to $11.14 or 1.0% compared to the fourth quarter of 2009.

•                  Full year - Same-store realized annual rent per occupied square foot decreased to $11.05 or 1.0% compared to 2009.

•                  Same-store Physical Occupancy

•                  At December 31, 2010, ending physical occupancy increased 120 basis points to 76.7% compared to 75.5% at December 31, 2009.

•                  4th quarter - Average physical occupancy was 76.9% for the 4th quarter of 2010 on the same-store facilities, an increase of 110 basis points compared to 75.8% for the fourth quarter of 2009.

•                  Full year - Average physical occupancy was 76.8% for 2010 on the same-store facilities compared to 76.2% for 2009.

•                  Investment Activity

•                  Acquisitions — The Company acquired nine storage facilities during the 4th quarter for an aggregate investment of $53.9 million.  For the year, the Company acquired 12 storage facilities for an aggregate investment of $87.1 million.

•                  Dispositions — The Company sold 16 assets during the 4th quarter for $38.1 million.  These sales represented all of the Company’s disposition activity for the year.

•                  Third Party Management

•                  At December 31, 2010, the Company managed 93 properties totaling 6.0 million square feet.  The Company had 8 properties under management as of December 31, 2009.

•                  4th quarter - $1.1 million of management fee revenue was generated during the quarter.

•                  Full year - $2.8 million of management fee revenue was generated during 2010.

Chris Marr, President and Chief Investment Officer said, “We delivered significant portfolio growth in 2010 as we increased our properties under management by 24% through our acquisition of 12 assets and our addition of a third-party management platform.  Executing on these initiatives, along with our disposition program, continues to improve the quality of our investment portfolio.  Many sophisticated sellers have identified us as their preferred buyer and we expect our reputation will enhance our ability to continue our external growth momentum into 2011 and beyond.”

“We clearly expect continued consolidation of self storage assets under management to the larger operators that have access to capital and possess the marketing resources necessary to capture a disproportionate share of customer demand,” continued Mr. Marr.  “We expect both our owned property portfolio and our third party management platform to benefit from this consolidation.”

Funds from Operations

FFO for the fourth quarter of 2010 was $15.6 million, compared to $12.7 million for the fourth quarter of 2009.  FFO per share was $0.15 per share for the fourth quarter of 2010, compared to $0.13 per share for the same quarter of last year.  Weighted average common shares and operating partnership units outstanding were 102.5 million for the fourth quarter of 2010, compared to 98.5 million for the fourth quarter of 2009.

FFO for the year ended December 31, 2010 was $51.1 million or $0.51 per share, compared to $55.9 million or $0.73 per share for the year ended December 31, 2009.  Weighted average common shares and operating partnership units outstanding were 100.0 million for 2010 compared to 76.6 million for 2009.

Operating Results

The Company reported net income attributable to the Company of $2.1 million or $0.02 per common share in the fourth quarter of 2010, compared to a net loss attributable to the Company of $2.8 million or $0.03 per common share in the fourth quarter of 2009.  Total revenues increased $4.8 million and total property operating expenses increased $2.0 million in the fourth quarter of 2010, compared to the same period in 2009. Increases in total revenues are attributable to increased occupancy levels in the same-store portfolio and increased revenues generated from our third-party management business during the 2010 period.  Increases in total property operating expenses are attributable to the impact of newly acquired properties and increases in expenses related to real estate taxes and property insurance, offset by decreases in expenses related to personnel, utilities and repairs and maintenance of our properties.

For the year ended December 31, 2010, the Company reported net loss attributable to the Company of $7.4 million or $0.08 per share, compared to a net loss attributable to the Company of $0.9 million or $0.01 per share for the year ended December 31, 2009.  Total revenues increased $6.1 million and total property operating expenses increased $2.3 million during 2010, compared to 2009.  Increases in total revenues are attributable to additional income from the 2010 acquisitions and increased revenues generated from our third-party management business during 2010.  Increases in total property operating expenses are attributable to the impact of newly acquired properties, additional costs incurred to support the growth of the third party management business and increases in expenses related to property insurance and advertising, offset by decreases in expenses related to personnel, utilities and repairs and maintenance of our properties.

Interest expense decreased approximately $2.0 million in the fourth quarter of 2010, compared to the fourth quarter of 2009, primarily resulting from lower debt levels in the 2010 period from the repayment of $196.2 million of loans during 2010, as well as lower interest rates on the credit facility during the fourth quarter of 2010 as compared to the same period in 2009.  Interest expense decreased from $45.3 million in 2009 to $37.8 million in 2010 due to reduced interest expense related to mortgage loan repayments, reduced average outstanding credit facility borrowings and lower interest rates during 2010 as compared to 2009.

Loan procurement amortization expense increased approximately $0.9 million in the fourth quarter of 2010, compared to the fourth quarter of 2009, due to loan procurement cost amortization associated with the $450 million secured credit facility that closed in December of 2009 and the subsequent amendment of the facility to unsecured in September 2010.  Loan procurement amortization expense increased from $2.3 million in 2009 to $6.5 million in 2010, primarily resulting from the amortization of additional costs incurred in relation to the amendment of the credit facility in 2010, a full year of amortization of costs related to the credit facility and the 17 secured financings entered into in 2009.

The Company’s 363 owned facilities, containing 23.6 million rentable square feet, had a physical occupancy at December 31, 2010 of 76.3% and an average physical occupancy for the quarter and year ended December 31, 2010 of 76.5%.

Same-Store Results

The Company’s same-store pool at December 31, 2010 represented 348 facilities containing approximately 22.7 million rentable square feet and included approximately 95.0% of the aggregate rentable square feet of the Company’s 363 owned facilities.  These same-store facilities represent approximately 96.7% of property net operating income for the quarter ended December 31, 2010.

The same-store average physical occupancy for the fourth quarter of 2010 was 76.9% compared to 75.8% for the same quarter of last year.  Same-store net rental income for the fourth quarter of 2010 increased 2.5% over the same period in 2009.  Same-store total revenues increased 3.2% and same-store operating expenses increased 1.8% as compared to the fourth quarter of 2009. Same-store net operating income increased 4.1% in the fourth quarter of 2010 compared to the same quarter of 2009.

For the year ended December 31, 2010, same-store total revenues, and net operating income increased 0.3%, and 1.0%, respectively, and operating expenses decreased 0.8% as compared to the results for the year ended December 31, 2009. Average physical occupancy of the same-store pool for 2010 was 76.8% as compared to 76.2% during 2009. Ending occupancy for our same-store portfolio was 76.7% and 75.5% as of December 31, 2010 and 2009, respectively.

2010 Investment Activity

During the fourth quarter of 2010, the Company acquired nine self-storage facilities for a total investment of approximately $53.9 million. The facilities contain approximately 542,000 net rentable square feet and are located in the Company’s targeted markets of Boston, Massachusetts; Brooklyn and Queens, New York; Orlando, Florida; the Washington, D.C. suburbs of Manassas and Herndon, Virginia; and the Philadelphia, Pennsylvania suburbs of Cherry Hill, New Jersey and two facilities in Egg Harbor, New Jersey.

The Company acquired three self-storage facilities during the third quarter of 2010 located in Brooklyn and Bronx, New York and the Dallas suburb of Frisco, Texas, containing an aggregate 199,000 net rentable square feet for an investment of approximately $33.2 million.

During the fourth quarter of 2010, the Company disposed of 16 unencumbered assets containing approximately 848,000 square feet for proceeds of approximately $38 million. Fourteen of the disposition assets were located in California’s Inland Empire in the communities of

Bloomington, Hemet, Highland, Redlands, Riverside, San Bernardino, and Yucaipa. Two of the assets were located in Fayetteville, North Carolina.  These transactions represented all of the Company’s 2010 disposition activity.

The Company funded the $87.1 million of 2010 acquisitions through a combination of approximately $48.4 million raised in 2010 through the use of our At-The-Market equity program, approximately $38.0 million of disposition proceeds, and $0.7 million of available free cash-flow.

Subsequent to year end, the Company acquired one facility located in Northern Virginia in January 2011 for a total investment of approximately $14.1 million.

Balance Sheet

On September 29, 2010, the Company announced the closing of an amendment to its $450 million credit facility. The amended credit facility consists of a $200 million unsecured term loan and a $250 million unsecured revolving credit facility. The amended credit facility has a three year term expiring on December 7, 2013. At year end, the $200 million term loan was outstanding and there was $43.0 million outstanding on the revolving credit facility.

The significant changes to the Company’s previous $450 million secured credit facility are as follows:

•                  The amended facility is an unsecured facility compared to the prior secured facility.

•                  The amended facility pricing is based on 30 day Libor compared to a 1.50% Libor floor in the prior facility.

•                  The amended facility matures in December, 2013 compared to December, 2012 in the prior facility.

During the year ended December 31, 2010, the Company repaid an $83.3 million CMBS loan that was scheduled to mature in May 2010, an $83.5 million loan that was scheduled to mature in January 2011, and $23.5 million of additional loans that had maturity dates in 2010.

Additionally, during the year, the Company was repaid $20.1 million in notes receivable related to seller financings the Company provided as part of property dispositions in 2009.

Quarterly Dividend

On December 14, 2010, the Company declared a dividend of $0.07 per share. The dividend was paid on January 21, 2011, to shareholders of record on January 7, 2011.

2011 Financial Outlook

“Our 2011 guidance was constructed with the expectation of continued high levels of unemployment and a gradual recovery in consumer confidence.  Our expected EBITDA growth, along with financing our external growth on a leverage neutral basis are important components of our business plan as we remain focused on our goal of achieving an investment grade credit rating,” said Tim Martin, U-Store-It Chief Financial Officer.  “We expect to continue to capitalize on both internal and external growth opportunities in 2011.  At the midpoint of our Funds from Operations guidance, we expect to deliver a very strong 16% growth over our reported 2010 results.”

The Company estimates that its fully-diluted FFO per share for 2011 will be between $0.56 and $0.62, and that its fully-diluted net income per share for the period will be between $(0.05) and $0.01. The Company’s estimate is based on the following key assumptions:

•                  For 2011, the same-store pool consists of 363 assets totaling 23.5 million square feet

•                  Same-store revenue growth of 2.5% to 3.5% over 2010

•                  Same-store expense growth of 2.0% to 3.0% over 2010

•                  Same-store net operating income growth of 2.5% to 3.5% over 2010

•                  Average LIBOR of 0.5% during 2011

•                  General and administrative expenses of approximately $25.5 million to $26.5 million

2011 Full Year Guidance	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.05)	to	$0.01
Plus: real estate depreciation and amortization	0.61		0.61
FFO per diluted share	$0.56	to	$0.62

The Company estimates that its fully-diluted FFO per share for the quarter ending March 31, 2011 will be between $0.13 and $0.14, and that its fully-diluted net loss per share for the period will be between $(0.02) and $(0.01).

1st Quarter 2011 Guidance	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.02)	to	$(0.01)
Plus: real estate depreciation and amortization	0.15		0.15
FFO per diluted share	$0.13	to	$0.14

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, February 25, 2011, to discuss financial results for the three months and year ended December 31, 2010.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.u-store-it.com. The dial-in numbers are 1-877-317-6789 for domestic callers and +1-412-317-6789 for international callers. After the live webcast, the call will remain available on U-Store-It’s website for thirty days. In addition, a telephonic replay of the call will be available until March 28, 2011. The replay dial-in number is 877-344-7529 for domestic callers and +1-412-317-0088 for international callers. The reservation number for both is 447639.

Supplemental operating and financial data as of December 31, 2010 is available on our corporate website under Investor Relations - Financial Information - Financial Reports.

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, U-Store-It Trust is one of the top four owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, acquisition related costs, amounts attributable to noncontrolling interests, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income: income from discontinued operations, gains on disposition of discontinued operations, other income, and interest income. NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by U-Store-It Trust (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of

the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•         national and local economic, business, real estate and other market conditions;

•         the competitive environment in which we operate, including our ability to raise rental rates;

•         the execution of our business plan;

•         the availability of external sources of capital;

•         financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•         increases in interest rates and operating costs;

•         counterparty non-performance related to the use of derivative financial instruments;

•         our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•         acquisition and development risks;

•         increases in taxes, fees, and assessments from state and local jurisdictions;

•         changes in real estate and zoning laws or regulations;

•         risks related to natural disasters;

•         potential environmental and other liabilities;

•         other factors affecting the real estate industry generally or the self-storage industry in particular; and

•         other risks identified in our Annual Report on Form 10-K and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

U-Store-It Trust

Timothy M. Martin

Chief Financial Officer

(610) 293-5700

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,	December 31,
	2010	2009

ASSETS
Storage facilities	$1,743,021	$1,774,542
Less: Accumulated depreciation	(314,530)	(344,009)
Storage facilities, net	1,428,491	1,430,533
Cash and cash equivalents	5,891	102,768
Restricted cash	10,250	16,381
Loan procurement costs, net of amortization	15,611	18,366
Notes receivable	—	20,112
Other assets, net	18,576	10,710
Total assets	$1,478,819	$1,598,870

LIABILITIES AND EQUITY
Revolving credit facility	$43,000	$—
Unsecured term loan	200,000	—
Secured term loan	—	200,000
Mortgage loans and notes payable	372,457	569,026
Accounts payable, accrued expenses and other liabilities	36,172	33,767
Distributions payable	7,275	2,448
Deferred revenue	8,873	8,449
Security deposits	489	456
Total liabilities	668,266	814,146

Noncontrolling interests in the Operating Partnership	45,145	45,394

Commitments and contingencies

Equity
Common shares $.01 par value, 200,000,000 shares authorized, 98,596,796 and 92,654,979 shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively	986	927
Additional paid in capital	1,026,952	974,926
Accumulated other comprehensive loss	(1,121)	(874)
Accumulated deficit	(302,601)	(279,670)
Total U-Store-It Trust shareholders’ equity	724,216	695,309
Noncontrolling interest in subsidiaries	41,192	44,021
Total equity	765,408	739,330
Total liabilities and equity	$1,478,819	$1,598,870

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
REVENUES
Rental income	$50,330	$47,723	$195,357	$194,590
Other property related income	5,135	3,996	18,640	16,086
Property management fee income	1,147	44	2,829	56
Total revenues	56,612	51,763	216,826	210,732
OPERATING EXPENSES
Property operating expenses	23,647	21,694	93,696	91,380
Depreciation and amortization	15,925	16,959	62,945	69,125
General and administrative	6,098	5,909	25,406	22,569
Total operating expenses	45,670	44,562	182,047	183,074
OPERATING INCOME	10,942	7,201	34,779	27,658
OTHER INCOME (EXPENSE)
Interest:
Interest expense on loans	(8,470)	(10,435)	(37,794)	(45,269)
Loan procurement amortization expense	(1,745)	(822)	(6,463)	(2,339)
Interest income	5	433	621	681
Acquisition related costs	(294)	—	(759)	—
Other	(94)	(20)	(235)	(33)
Total other expense	(10,598)	(10,844)	(44,630)	(46,960)
INCOME (LOSS) FROM CONTINUING OPERATIONS	344	(3,643)	(9,851)	(19,302)
DISCONTINUED OPERATIONS
Income from discontinued operations	507	571	2,006	4,831
Net gain on disposition of discontinued operations	1,826	609	1,826	14,139
Total discontinued operations	2,333	1,180	3,832	18,970
NET INCOME (LOSS)	2,677	(2,463)	(6,019)	(332)
NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS
Noncontrolling interests in the Operating Partnership	(106)	153	381	60
Noncontrolling interest in subsidiaries	(488)	(492)	(1,755)	(665)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$2,083	$(2,802)	$(7,393)	$(937)

Basic loss per share from continuing operations attributable to common shareholders	$—	$(0.04)	$(0.12)	$(0.27)
Basic earnings per share from discontinued operations attributable to common shareholders	0.02	0.01	0.04	0.26
Basic earnings (loss) per share attributable to common shareholders	$0.02	$(0.03)	$(0.08)	$(0.01)

Diluted loss per share from continuing operations attributable to common shareholders	$—	$(0.04)	$(0.12)	$(0.27)
Diluted earnings per share from discontinued operations attributable to common shareholders	0.02	0.01	0.04	0.26
Diluted earnings (loss) per share attributable to common shareholders	$0.02	$(0.03)	$(0.08)	$(0.01)

Weighted-average basic shares outstanding	96,501	92,422	93,998	70,988
Weighted-average diluted shares outstanding	97,798	92,422	93,998	70,988

AMOUNTS ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS:
Loss from continuing operations	$(143)	$(3,921)	$(11,049)	$(18,921)
Total discontinued operations	2,226	1,119	3,656	17,984
Net income (loss)	$2,083	$(2,802)	$(7,393)	$(937)

Same-store facility results (348 facilities)

(in thousands, except percentage and per square foot data)

	Three months ended
	December 31,	December 31,	Percent
	2010	2009	Change

REVENUES
Net rental income	$48,685	$47,485	2.5%
Other property related income	4,300	3,846	11.8%
Total revenues	52,985	51,331	3.2%

OPERATING EXPENSES
Property taxes	6,401	5,583	14.7%
Personnel expense	5,725	5,899	-2.9%
Advertising	1,095	1,127	-2.8%
Repair and maintenance	768	890	-13.7%
Utilities	1,971	2,115	-6.8%
Property insurance	710	683	4.0%
Other expenses	3,036	3,052	-0.5%

Total operating expenses	19,706	19,349	1.8%

Net operating income (1)	$33,279	$31,982	4.1%

Gross margin	62.8%	62.3%

Period Average Occupancy (2)	76.9%	75.8%

Period End Occupancy (3)	76.7%	75.5%

Total rentable square feet	22,718	22,718

Realized annual rent per occupied square foot (4)	$11.14	$11.03	1.0%

Scheduled annual rent per square foot (5)	$11.99	$11.46	4.6%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$33,279	$31,982
Non same-store net operating income (1)	1,584	165
Indirect property overhead (6)	(1,898)	(2,078)
Depreciation and amortization	(15,925)	(16,959)
General and administrative expense	(6,098)	(5,909)

Operating Income	$10,942	$7,201

(1)                   Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense.

(2)                   Square feet occupancy represents the weighted average occupancy for the period.

(3)                   Represents occupancy at December 31 of the respective year.

(4)                   Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.

(5)                   Scheduled annual rent per square foot represents annualized contractual rents per available square foot for the period.

(6)                   Includes property management fee income earned in conjunction with managed properties.

Same-store facility results (348 facilities)

(in thousands, except percentage and per square foot data)

	Year ended
	December 31,	December 31,	Percent
	2010	2009	Change

REVENUES
Net rental income	$192,739	$193,383	-0.3%
Other property related income	16,854	15,654	7.7%
Total revenues	209,593	209,037	0.3%

OPERATING EXPENSES
Property taxes	26,533	26,802	-1.0%
Personnel expense	22,957	23,313	-1.5%
Advertising	6,089	5,758	5.7%
Repair and maintenance	2,770	2,990	-7.4%
Utilities	8,855	9,343	-5.2%
Property insurance	2,899	2,565	13.0%
Other expenses	12,076	12,064	0.1%

Total operating expenses	82,179	82,835	-0.8%

Net operating income (1)	$127,414	$126,202	1.0%

Gross margin	60.8%	60.4%

Period Average Occupancy (2)	76.8%	76.2%

Period End Occupancy (3)	76.7%	75.5%

Total rentable square feet	22,718	22,718

Realized annual rent per occupied square foot (4)	$11.05	$11.17	-1.0%

Scheduled annual rent per square foot (5)	$11.81	$11.80	0.1%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$127,414	$126,202
Non same-store net operating income (1)	1,550	667
Indirect property overhead (6)	(5,834)	(7,517)
Depreciation and amortization	(62,945)	(69,125)
General and administrative expense	(25,406)	(22,569)

Operating Income	$34,779	$27,658

(1)          Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense.

(2)          Square feet occupancy represents the weighted average occupancy for the period.

(3)          Represents occupancy at December 31 of the respective year.

(4)          Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.

(5)          Scheduled annual rent per square foot represents annualized contractual rents per available square foot for the period.

(6)          Includes property management fee income earned in conjunction with managed properties.

Non-GAAP Measure — Computation of Funds From Operations

(in thousands, except per share data)

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009

Net income (loss)	$2,677	$(2,463)	$(6,019)	$(332)

Add (deduct):
Real estate depreciation and amortization	15,768	16,881	62,927	72,022
Gains on sale of real estate	(1,826)	(609)	(1,826)	(14,139)
Noncontrolling interests in subsidiaries share of FFO	(1,022)	(1,066)	(3,980)	(1,643)

FFO	$15,598	$12,743	$51,102	$55,908

Earnings (loss) per share attributable to common shareholders - basic	$0.02	$(0.03)	$(0.08)	$(0.01)
Earnings (loss) per share attributable to common shareholders - fully diluted	$0.02	$(0.03)	$(0.08)	$(0.01)

FFO per share and unit - fully diluted	$0.15	$0.13	$0.51	$0.73

Weighted-average basic shares outstanding	96,501	92,422	93,998	70,988
Weighted-average diluted shares outstanding	97,798	92,422	93,998	70,988
Weighted-average diluted shares and units outstanding	102,535	98,452	99,955	76,609

Dividend per common share and unit	$0.07	$0.025	$0.145	$0.10
Payout ratio of FFO (Dividend per share divided by FFO per share)	47%	19%	28%	14%